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Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
THE MIDDLEBY CORPORATION
a Delaware corporation
(hereinafter called the "Corporation")

(EFFECTIVE AS OF MAY 13, 2005)

ARTICLE I

STOCKHOLDERS

        Section 1.1    ANNUAL MEETING.

        An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

        Section 1.2    SPECIAL MEETINGS.

        Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the President, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the call and notice. The ability of stockholders to call a special meeting of stockholders is hereby specifically denied.

        Section 1.3    NOTICE OF MEETINGS.

        Notice of stockholders' meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President or the Secretary to each stockholder of record entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

        Section 1.4    QUORUM.

        Except as otherwise provided by law or the certificate of incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend.

        Section 1.5    ADJOURNMENT.

        Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 1.6    ORGANIZATION.

        The Chairman of the Board, or in his absence the President, or in their absence the Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and the Vice President.

        The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

        Section 1.7    VOTING.

        Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such questions. At any election of directors at which a quorum is present, the directors shall be elected by a plurality of the votes cast at such election.

        Section 1.8    CONDUCT OF MEETINGS.

        The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

        Section 1.9    NATURE OF BUSINESS AT MEETINGS OF STOCKHOLDERS.

        No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.9.

        In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.9; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

        Section 1.10    NOMINATION OF DIRECTORS.

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.10 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1.10.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

        Section 2.1    NUMBER AND TERM OF OFFICE.

        The property, affairs and business of the Corporation shall be managed by its Board of Directors consisting of not fewer than three (3) nor more than eleven (11) persons. The exact number of directors within the maximum and minimum limitations specified herein shall be fixed from time to time by resolution adopted by the majority of the Board of Directors.

        The directors, except as provided in the next paragraph of this Section 2.1, shall be elected at the annual meeting of stockholders, and each director shall hold office, subject to the provisions of this Article, until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

        Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

        Section 2.2    CHAIRMAN OF THE BOARD.

        The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

        Section 2.3    MEETINGS.

        The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders.

        Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

        Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the President or by a majority of the directors then in office.

        Section 2.4    NOTICE OF SPECIAL MEETINGS.

        The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least two days before the meeting, or by telegram, cable or radiogram or personal service at least one day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

        Section 2.5    QUORUM AND ORGANIZATION OF MEETINGS.

        A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his absence by the President, or in the absence of both by such other persons as may be selected by the directors. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 2.6    COMMITTEES.

        The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee which may be established by the Board of Directors or these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

        Section 2.7    ACTION WITHOUT MEETING.

        Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 2.8    TELEPHONE MEETINGS.

        Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meetings.

ARTICLE III

OFFICERS

        Section 3.1    EXECUTIVE OFFICERS.

        The executive officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable, each of whom shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

        Section 3.2    POWERS AND DUTIES.

        The Chairman of the Board or, in his absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall be the chief executive officer of the Corporation, reporting only to the Board of Directors. In the absence of the Chairman, the President shall perform all the duties of the Chairman. The officers and agents of the Corporation shall each have such powers and perform such duties in the management of the business and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

ARTICLE IV

RESIGNATIONS, REMOVALS AND VACANCIES

        Section 4.1    RESIGNATIONS.

        Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

        Section 4.2    REMOVALS.

        The Board of Directors, at any meeting thereof, or by written consent, may, to the extent permitted by law, at any time, remove with or without cause from office or terminate the employment of any officer or member of any committee.

        Section 4.3    VACANCIES.

        Any vacancy in the office of any officer through death, resignation, removal, disqualification or other cause, may be filled at any time by a majority of the directors then in office (even though less than a quorum) and, subject to the provisions of this Article, the person chosen shall hold office until his successor shall have been chosen and shall have qualified.

ARTICLE V

CAPITAL STOCK

        Section 5.1    STOCK CERTIFICATES.

        The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

        Section 5.2    TRANSFER OF SHARES.

        Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate for such shares properly endorsed.

        Section 5.3    FIXING RECORD DATE.

        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

        Section 5.4    REGULATIONS.

        The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates for shares of stock of the Corporation.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    CORPORATE SEAL.

        The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware."

        Section 6.2    FISCAL YEAR.

        The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

        Section 6.3    NOTICES AND WAIVERS THEREOF.

        Whenever any notice whatever is required by these Bylaws or by the certificate of incorporation, or by any law to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally or by mail, or, in the case of directors or officers, by telegram, cable or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

        Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice.

        Section 6.4    STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS.

        Unless otherwise directed by the Board of Directors, the Chairman, the President, the Secretary and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the Chairman shall have full power and authority on behalf of this Corporation to attend, and to act and vote in person or by proxy at, any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings such persons shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman, the President, the Secretary or such attorneys or agents may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by this Corporation.

ARTICLE VII

AMENDMENT

        Section 7.1    AMENDMENTS.

        These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

        Section 7.2    ENTIRE BOARD OF DIRECTORS.

        As used in this Article VII and in these bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

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AMENDED AND RESTATED BYLAWS OF THE MIDDLEBY CORPORATION a Delaware corporation (hereinafter called the "Corporation")